Exhibit 99.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of LendingTree, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas R. Lebda, as Chief Executive Officer of the Company and Keith B. Hall, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

     (1)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Douglas R. Lebda

Douglas R. Lebda Chief Executive Officer February 25, 2003

/s/ Keith B. Hall

Keith B. Hall Senior Vice President & Chief Financial Officer February 25, 2003